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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS






      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-75570, 333-99945 and 333-102596) and the
Registration Statements on Forms S-3 (Nos. 333-77050, 333-21913 and 333-2258) of Acres Gaming Incorporated of our report dated July 29, 2003, except for the fifth paragraph of Note 1, and the fourth and fifth paragraphs of Note 3, as to which the date is September 26, 2003, relating to the financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
Las Vegas, Nevada
September 26, 2003